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                                                                   Exhibit 10.39

Date:      July 20, 1998

Subject:   Separation Arrangement

To:        Marc Casper

From:      Steve Barnes    /s/

                            Personal & Confidential
                            -----------------------

Dear Marc:

In consideration for your continued commitment to Dade Behring, the following separation arrangement will be provided to you in the event you are involuntarily terminated, except for material dishonesty:

 .    The company will provide you with salary and benefits continuation for a period of six months from your termination date. If you have not secured employment with another employer after the first six months, you will receive up to an additional six months salary and benefits continuation until you secure employment with another employer, whichever occurs first.

 .    You will be entitled to any other separation arrangements provided by company policy such as full executive outplacement services to assist you in securing new employment.

Upon an event of termination, Dade Behring or a successor employer will initiate the above separation arrangement.